CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF DESIGNATIONS,
                             RIGHTS AND PREFERENCES
                                       OF
                            SERIES A PREFERRED STOCK
                                 $.001 PAR VALUE
                                       OF

                                 24HOLDINGS INC.

                              --------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                              --------------------

         24HOLDINGS INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "DGCL") (the "Corporation") does hereby certify the following:

         FIRST:  The name of the corporation is 24Holdings Inc.

         SECOND:

         WHEREAS, pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation") the Board,
(i) by a unanimous written consent adopted resolutions authorizing the creation and issuance of a series of 500,000 shares of Series A Preferred Stock, $.001 par value per share (the "Series A Preferred Stock") and (ii) on September 29, 2005, caused the filing of a Certificate of Designations, Rights and Preferences of the Series A Preferred Stock (the "Certificate of Designation") with the Secretary of State of the State of Delaware;

         WHEREAS, pursuant to Section 151(g) of the DCGL the number of shares of Series A Preferred Stock may be increased by a certificate setting forth a statement that the increase has been authorized and directed by a resolution or resolutions adopted by the Board, and that such certificate shall have been executed, acknowledged and filed in accordance with Section 103 of the DCGL;

         WHEREAS, pursuant to Section 5 a. of the Certificate of Designation the Corporation is required to obtain the prior approval of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock (the "Series A Holders") to increase to 600,000 the number of authorized shares of Series A Preferred Stock authorized (the "Amendment"); and

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

         WHEREAS, on May 11, 2006, by unanimous written consent (i) the holders of the Series A Preferred Stock approved the Amendment; and (ii) the Board adopted resolutions authorizing the Amendment, which resolution is as follows:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by (i) the Certificate of Incorporation, (ii) Section 151(g) of the DCGL and (iii) the Series A Holders in accordance with Section 5 a. of the Certificate of Designation, the Board hereby approves and authorizes an increase to 600,000 the number of shares of stock designated as Series A Preferred Stock and directs the officers of the Corporation to take any and all actions necessary or required to accomplish the foregoing; and be it further

         RESOLVED, that to accomplish the purpose of the foregoing resolution, numbered paragraph 1 of the Certificate of Designation be revised and as revised shall read as follows:

              1. DESIGNATION. The shares of the Series shall be designated "Series A Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock"), and the number of shares constituting the Series shall be 600,000, $.001 par value per share. The number of authorized shares of the Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation and by filing amendments to the Certificate of Designations pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.



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

Executed on this 11th day of May, 2006


                                             24HOLDINGS INC.


                                             By: /s/ Arnold P. Kling
                                                 -------------------------------
                                                 Arnold P. Kling, President

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